Exhibit 10.24

LIMITED STANDSTILL AGREEMENT

This AGREEMENT (the “Agreement”) is made as of the 5th day of December, 2006, by Osmotics Corporation, a Colorado corporation (“Holder” or “Osmotics”), in connection with Holder’s ownership of shares of Ceragenix Pharmaceuticals, Inc., a Delaware corporation (the “Company”).  Defined terms not otherwise defined herein shall have the meanings set forth in the Subscription Agreement (as defined below).

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Holder agrees as follows:

1.             Background.

a.             Holder is the actual and/or beneficial owner of the following shares of the Common Stock, $0.0001 par value, of the Company (“Common Stock”) and rights to purchase shares of Common Stock:

Description	Shares
Common Stock in Escrow for Benefit of Osmotics Stockholders (the “Escrow Shares”)	10,700,000
Common Stock (the “Registered Shares”)	341,768
Series A Convertible Preferred Stock (the “Series A Shares”)	1,000,000
Common Stock Purchase Warrant	1,057,161
Total	13,098,929

b.             Holder acknowledges that the Company has entered into or will enter into a securities purchase agreement (the “Subscription Agreement”) with each purchaser (the “Purchasers”) of the Company’s convertible debentures and warrants, providing for the sale to the Purchasers of an aggregate of up to $5,000,000 of principal amount of convertible debentures and warrants (the “Offering”).  Holder understands that, as a condition to proceeding with the Offering, the Purchasers have required, and the Company has agreed to obtain, an agreement from Holder to refrain from selling any securities of the Company during the period commencing on the date of execution of the Subscription Agreement until the later of: (i) September 30, 2009 or (ii) the two year anniversary of the date a registration statement registering an Exchange Transaction (as defined below) is declared effective by the Commission (such period, the “Restriction Period”). As used herein, the Escrow Shares, the Series A Shares or the shares of Common Stock received upon conversion of the Series A Shares are collectively referred to as the “Covered Securities”.  Notwithstanding anything herein to the contrary, the restrictions on Transfer set forth in Section 2 below shall terminate at such time that the Debentures have been paid or converted in full and are no longer outstanding.

2.             Share Restriction.

a.             Holder hereby agrees that during the Restriction Period, Holder shall not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate of the Holder or any person in privity with the Holder or any Affiliate of the Holder), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act (each, a “Transfer”) with respect to, any Common Stock or Common Stock Equivalents beneficially owned, held or hereafter acquired by the Holder.

                                b.             Notwithstanding the foregoing, the undersigned Holder shall be permitted to make Transfers of Common Stock and Common Stock Equivalents held by the Holder during the Restriction Period expressly in accordance with the following (collectively, the “Sale Allowances”):

(i) Following the Effective Date, in connection with an exchange offer that is registered with the Commission that is made to all stockholders and/or debtholders of the Holder, pursuant to which all of the Covered Securities will be issued to the stockholders and/or debtholders of the Holder (an “Exchange Transaction”); provided, however, that it shall be a condition to any such Exchange Transaction that the stockholders and/or debtholders of the Holder accepting such exchange offer agree in writing to be bound by the terms of this Agreement during the Restriction Period.  It shall be a condition precedent to the consummation of such Exchange Transaction that the Series A Shares are converted into shares of Common Stock prior to the effectiveness thereof, provided, that Osmotics may exchange Series A Shares with its debtholders without conversion, subject to the limitation that no Series A Shares will be registered with the Commission (although the Company may register the shares of Common Stock to be received upon conversion of the Series A Shares), and subject to the condition that such Series A Shares (and Common Stock issuable upon conversion thereof) remain subject to the restrictions on Transfers set forth herein during the Restriction Period.

(ii)  Following the consummation of the Exchange Transaction, during the 12-month period immediately following the effective date of the registration statement filed in connection with such Exchange Transaction, each stockholder and/or debtholder (or former stockholder and/or debtholder) of the Holder that receives Covered Securities (such stockholders and/or debtholders, the “Osmotic Stockholders”) in such Exchange Transaction shall be permitted to make Transfers of the Covered Securities held by such Osmotic Stockholder, on a monthly basis in an amount equal to up to 1/12th of 34% of the shares of Covered Securities such Osmotic Stockholder received in the Exchange Transaction (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement), per calendar month (the Holder acknowledges and agrees that the foregoing limits on Transfers are non-cumulative and may not be carried over from month to month).

(iii)  Following the consummation of the Exchange Transaction, during the 12-month period immediately following the 12-month anniversary of the effective date of the registration statement filed in connection with such Exchange Transaction, each Osmotic Stockholder shall be permitted to make Transfers of the shares of the Covered Securities held by such Osmotic Stockholder, on a monthly basis in an amount equal to up to 1/12th of 66% of the shares of the Covered Securities such Osmotic Stockholder received in the Exchange Transaction (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement), per calendar month (the Holder acknowledges and agrees that the foregoing limits on Transfers are non-cumulative and may not be carried over from month to month).

(iv)          Following the consummation of the Exchange Transaction, in the event the Company consummates a firm commitment underwritten public offering of its securities with a nationally recognized and reputable underwriter with gross cash proceeds to the Company of at least $5,000,000 (a “Qualified Public Offering”), each Osmotics Stockholder shall be permitted to include shares of Covered Securities owned by it in such Qualified Public Offering to the extent the managing underwriter in such Qualified Public Offering permits the inclusion of such securities.  With respect to the Osmotics Stockholders that participate in the Qualified Public Offering: (i) they will be subject to customary a lock-up provision limiting their transactions in the Company’s securities in the form requested by the managing underwriter for the Qualified Public Offering; and (ii) the restrictions on Transfer of the Covered Securities provided in this Agreement will terminate in the event that the managing underwriter of the Qualified Public Offering requires such Osmotic Stockholders to enter into a lock-up provision that is more restrictive than the terms hereunder and longer in duration than the Restricted Period hereunder.

(v)           At any time following the date hereof, the Holder may Transfer any of the Registered Shares to a Purchaser or any Note Holder.  In addition, during the Restricted Period, after the expiration of any notice, right of first refusal or similar right that remains unexercised by a Purchaser or a Note Holder, the Holder may publicly sell up to an amount of Registered Shares on any Trading Day that is equal to or less than 15% of trading volume of the Common Stock on the principal Trading Market on the Trading Day immediately preceding the date of such sale.

c.             The Company shall implement all necessary procedures to enforce the limitations of this Agreement upon the Holder and all of Holder’s shareholders or debtholders receiving securities of the Company in an Exchange Transaction, which may include the engagement of a trustee or other agent to effectuate the process.  In addition, certificates evidencing shares of Common Stock or Common Stock Equivalents subject to the terms of this Agreement shall include the following legend (in addition to a customary Securities Act legend) during the Restriction Period:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A LOCK-UP AGREEMENT DATED DECEMBER        , 2006, AND MAY ONLY BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED IN ACCORDANCE WITH THE TERMS THEREOF PURSUANT TO A WRITTEN A OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY AND ITS TRANSFER

AGENT THAT SUCH TRANSACTION IS IN COMPLIANCE WITH THE TERMS OF SUCH LOCK UP AGREEMENT.”

d.             Holder further agrees that the Company is authorized to and the Company agrees to place “stop orders” on its books and to prevent any transfer of shares of Common Stock or other securities of the Company held by Holder in violation of this Agreement.  In addition, in order to enforce this Agreement, the Company shall impose irrevocable stop-transfer instructions preventing its transfer agent from effecting any actions in violation of this Agreement. Any subsequent issuance to and/or acquisition of shares or the right to acquire shares of Common Stock or Common Stock Equivalents by Holder will be subject to the provisions of this Agreement.

3.             Miscellaneous.

a.             At any time, and from time to time, after the signing of this Agreement Holder will execute such additional instruments and take such action as may be reasonably requested by the Purchasers to carry out the intent and purposes of this Agreement.

b.             This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction, except to the extent that the securities laws of the state in which Holder resides and federal securities laws may apply.  Any proceeding brought to enforce this Agreement may be brought exclusively in courts sitting in New York County, New York.

c.             This Agreement contains the entire agreement of the Holder with respect to the subject matter hereof.

d.             This Agreement shall be binding upon Holder, its legal representatives, successors and assigns.

e.             This Agreement may be signed and delivered by facsimile and such facsimile signed and delivered shall be enforceable.

f.              The Company agrees not to take any action or allow any act to be taken which would be inconsistent with this Agreement.

g.             The Holder acknowledges that the execution, delivery and performance of this Agreement is a material inducement to each Purchaser to complete the transactions contemplated by the Subscription Agreement and that each Purchaser (which shall be a third party beneficiary of this Agreement) and the Company shall be entitled to specific performance of the undersigned’s obligations hereunder.

i.              The Holder hereby represents that it has the power and authority to execute, deliver and perform this Agreement, that it has received adequate consideration therefor and that the Holder will indirectly benefit from the closing of the transactions contemplated by the Subscription Agreement.

j.              This Agreement may not be amended or otherwise modified in any respect without the prior written consent of the Holder, the Company and each Purchaser.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK.  SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder and the Company have executed this Agreement as of the day and year first above written.

HOLDER:

OSMOTICS CORPORATION

By:
Title:

ACCEPTED AND AGREED:

COMPANY:

CERAGENIX PHARMACEUTICALS, INC.

By:
Title: